Exhibit 3.11b

Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “NRG SOUTH TRENT HOLDINGS LLC”, CHANGING ITS NAME FROM “NRG SOUTH TRENT HOLDINGS LLC” TO “SOUTH TRENT HOLDINGS LLC”, FILED IN THIS OFFICE ON THE TWENTY-SECOND DAY OF OCTOBER, A.D. 2018, AT 10:33 O`CLOCK A.M.

/s/ Jeffrey W. Bullock
Jeffrey W. Bullock, Secretary of State

4802716 8100 SR# 20187244341	Authentication: 203662433 Date: 10-23-18
You may verify this certificate online at corp.delaware.gov/authver.shtml

STATE OF DELAWARE
CERTIFICATE OF AMENDMENT

1.                                      Name of Limited Liability Company:  NRG South Trent Holdings LLC

2.                                      The Certificate of Formation of the limited liability company is hereby amended as follows:

The name of the limited liability company is: South Trent Holdings LLC

IN WITNESS WHEREOF, the undersigned have executed this Certificate on the 22 day of October, A.D. 2018.

By:	/s/ Debbie Reyes
Authorized Person(s)

Name:	Debbie Reyes
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